                                                                     Exhibit 3.2



                                B Y E - L A W S

                                      of

                        EVEREST REINSURANCE GROUP, LTD.

                      (as adopted on November ___, 1999)

                               TABLE OF CONTENTS

INTERPRETATION.................................................................1
     1.   Interpretation.......................................................1

BOARD OF DIRECTORS.............................................................5
     2.   Board of Directors...................................................5
     3.   Management of the Company............................................6
     4.   Power to appoint managing director or chief executive officer........6
     5.   Power to appoint manager.............................................6
     6.   Power to authorise specific actions..................................6
     7.   Power to appoint attorney............................................6
     8.   Power to delegate to a committee.....................................7
     9.   Power to appoint and dismiss employees...............................8
     10.  Power to borrow and charge property..................................8

DIRECTORS......................................................................8
     11.  Election of Directors................................................8
     12.  Nominations proposed by Members......................................9
     13.  Defects in appointment of Directors..................................9
     14.  Alternate Directors.................................................10
     15.  Removal of Directors................................................10
     16.  Vacancies on the Board..............................................10
     17.  Notice of meetings of the Board.....................................11
     18.  Quorum at meetings of the Board.....................................12
     19.  Meetings of the Board...............................................12
     20.  Unanimous written resolutions.......................................12
     21.  Contracts and disclosure of Directors' interests....................12
     22.  Remuneration of Directors...........................................13

OFFICERS......................................................................13
     23.  Officers of the Company.............................................13
     24.  Appointment of Officers.............................................13
     25.  Remuneration of Officers............................................13
     26.  Duties of Officers..................................................14
     27.  Chairman of meetings................................................14
     28.  Register of Directors and Officers..................................14

MINUTES.......................................................................14
     29.  Obligations of Board to keep minutes................................14

INDEMNITY.....................................................................15
     30.  Indemnification of Directors and Officers of the Company............15
     31.  Waiver of claim.....................................................16

                                       i

MEETINGS......................................................................16
     32.  Notice of annual general meeting....................................16
     33.  Notice of special general meeting...................................17
     34.  Accidental omission of notice of general meeting....................17
     35.  Meeting called on requisition of Members............................17
     36.  Short notice........................................................17
     37.  Postponement of meetings............................................18
     38.  Quorum for general meeting..........................................18
     39.  Adjournment of meetings.............................................18
     40.  Business to be conducted at meetings................................18
     41.  Attendance at meetings..............................................19
     42.  Written resolutions.................................................19
     43.  Attendance of Directors.............................................20
     44.  Voting at meetings..................................................20
     45.  Voting on show of hands.............................................20
     46.  Decision of chairman................................................20
     47.  Demand for a poll...................................................20
     48.  Seniority of joint holders voting...................................21
     49.  Instrument of proxy.................................................21
     50.  Representation of corporations at meetings..........................23

SHARE CAPITAL AND SHARES......................................................23
     51.  Authorisation of shares.............................................23
     52.  Limitation on voting rights of controlled shares....................24
     53.  Limitations on the power to issue shares............................25
     54.  Variation of rights and alteration of share capital.................26
     55.  Purchase of shares by Company.......................................27
     56.  Registered holder of shares.........................................28
     57.  Death of a joint holder.............................................28
     58.  Share certificates..................................................29

REGISTER OF MEMBERS...........................................................29
     59.  Contents of Register of Members.....................................29
     60.  Inspection of Register of Members...................................29
     61.  Setting of record date..............................................29

TRANSFER OF SHARES............................................................30
     62.  Instrument of transfer..............................................30
     63.  Restrictions on transfer............................................30
     64.  Transfers by joint holders..........................................32

TRANSMISSION OF SHARES........................................................32
     65.  Representative of deceased Member...................................32
     66.  Registration on death or bankruptcy.................................32
     67.  Registration Fees...................................................32

DIVIDENDS AND OTHER DISTRIBUTIONS.............................................32
     68.  Declaration of dividends by the Board...............................32
     69.  Other distributions.................................................33
     70.  Reserve fund........................................................33
     71.  Deduction of Amounts due to the Company.............................33
     72.  Unclaimed dividends.................................................33
     73.  Interest on dividend................................................33

CAPITALIZATION................................................................33
     74.  Capitalization......................................................33

ACCOUNTS AND FINANCIAL STATEMENTS.............................................34
     75.  Records of account..................................................34
     76.  Financial year end..................................................34
     77.  Financial statements................................................34

AUDIT.........................................................................34
     78.  Appointment of Auditor..............................................34
     79.  Remuneration of Auditor.............................................34
     80.  Vacation of office of Auditor.......................................35
     81.  Access to books of the Company......................................35
     82.  Report of the Auditor...............................................35

GRATUITIES, PENSIONS AND INSURANCE............................................35
     83.  Benefits............................................................35
     84.  Insurance...........................................................35
     85.  Limitation on Accountability........................................36

NOTICES.......................................................................36
     86.  Notices to Members of the Company...................................36
     87.  Notices to joint Members............................................36
     88.  Service and delivery of notice......................................36

REGISTERED OFFICE.............................................................36
     89.  Registered Office...................................................37

SEAL OF THE COMPANY...........................................................37
     90.  The seal............................................................37
     91.  Manner in which seal is to be affixed...............................37
     92.  Destruction of Documents............................................37

UNTRACED MEMBERS..............................................................38
     93.  Sale of Shares......................................................38
     94.  Instrument of Transfer..............................................39
     95.  Proceeds of Sale....................................................39

WINDING-UP....................................................................39
     96.  Determination to liquidate..........................................39
     97.  Winding-up/distribution by liquidator...............................39

ALTERATION OF BYE-LAWS........................................................40
     98.  Alteration of Bye-laws..............................................40

                                    BYE-LAWS

                                       OF

                        EVEREST REINSURANCE GROUP, LTD.

                        (as adopted on November__, 1999)


                                 INTERPRETATION
                                 --------------

 1.  Interpretation
     --------------

     (a) In these Bye-laws the following words and expressions shall, where not inconsistent with the context, have the following meanings respectively:

          (i) "Act" means the Companies Act 1981 of Bermuda, as amended, or any Bermuda statute then in effect that has replaced such statute, and any reference in these Bye-laws to a provision of the Act means such provision as amended from time to time or any provision of a Bermuda law from time to time in effect that has replaced such provision;

          (ii) "Alternate Director" means an alternate Director appointed in accordance with these Bye-laws;

          (iii)   "Auditor" includes any individual, company or partnership;

          (iv) "Board" means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

          (v) "Business Day" means any day, other than a Saturday, a Sunday or any day on which banks in Hamilton, Bermuda or the City of New York, United States are authorised or obligated by law or executive order to close;

          (vi) "Code" means the United States Internal Revenue Code of 1986, as amended, or any United States federal statute then in effect that has replaced such statute, and any reference in these Bye-laws to a provision of the Code or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a United States federal law, or any United States federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

          (vii) "Common Shares" means the common shares, initially having a par value U.S. $0.01 per share, of the Company and includes a fraction of a Common Share;

          (viii) "Company" means the company for which these Bye-laws are approved and confirmed;

          (ix) "Controlled Shares" of any Person means all shares of the issued and outstanding share capital of the Company owned by such Person, whether:

                  (A)  directly;

                  (B) with respect to Persons who are U.S. Persons, by application of the attribution and constructive ownership rules of Sections 958(a) and 958(b) of the Code;

                  (C) with respect to Persons who are U.S. Persons, by application of the attribution and constructive ownership rules of Sections 544 and 554 of the Code; or

                  (D) beneficially, directly or indirectly, within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder;

          (x) "Director" means a director of the Company and shall include an Alternate Director;

          (xi) "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, or any United States federal statute from time to time in effect that has replaced such statute, and any reference in these Bye-laws to a provision of the Exchange Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a United States federal law, or any United States federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

          (xii) "Fair Market Value" means, with respect to a redemption or purchase of any shares of the Company in accordance with these Bye-laws, (A) if such shares are listed on a securities exchange (or quoted in a securities quotation system), the average of the high and low sale (or bid) prices of such shares on such exchange (or in such quotation system), or, if such shares are listed on (or quoted in) more than one exchange (or quotation system), the average of the high and low sale (or bid) prices of the shares on the principal securities exchange (or quotation system) on which such shares are then traded, or, if such shares are not then listed on a securities exchange (or quotation system) but are traded in the over-the-counter market, the average of the latest bid and asked quotations for such shares in such market, in each case for the last 15 trading days immediately preceding the day on which notice of the redemption or purchase of such shares is sent pursuant to these Bye-laws or (B) if no such sales (or bid) prices or quotations are available because such shares are not publicly traded or otherwise, the fair value of such shares as determined by one independent nationally recognized investment banking firm chosen by the Board and reasonably satisfactory to the Member whose shares are to be so repurchased by the Company, provided, that the calculation of the Fair Market Value of the shares made by such appointed investment banking firm (x) shall not include any discount relating to the absence of a public trading market for, or any transfer restrictions on, such shares and (y) such calculation shall be final and the fees and expenses stemming from such calculation shall be borne by the Company or its assignee, as the case may be;

          (xiii) "Investment Company" means a registered investment company pursuant to the Investment Company Act;

          (xiv) "Investment Company Act" means the United States Investment Company Act of 1940, as amended from time to time, or any federal statute from time to time in effect that has replaced such statute, and any reference in these Bye-laws to a provision of the Investment Company Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a federal law, or any federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

          (xv) "Maximum Percentage" means, with respect to any Person, nine and nine-tenths percent (9.9%) or, if applicable, such other percentage as the Board shall have previously approved for such Person in accordance with these Bye-laws;

          (xvi) "Member" means the Person registered in the Register of Members as the holder of shares in the Company and, when two or more Persons are so registered as joint holders of shares, means the Person whose name stands first in the Register of Members as one of such joint holders or all of such Persons as the context so requires;

          (xvii) "notice" means written notice as further defined in these Bye-laws unless otherwise specifically stated;

          (xviii) "Officer" means any individual appointed by the Board to hold an office in the Company;

          (xix) "Person" means an individual, firm, trust, estate, partnership, association, company, corporation, firm or other legal entity or enterprise;

          (xx) "Preferred Shares" means the preferred shares, initially having a par value U.S. $0.01 per share, of the Company and includes a fraction of a Preferred Share;

          (xxi) "Registered Office" means the office of the Company selected to be the registered office in accordance with the provisions of the Act and Bye-law 89;

          (xxii) "Register of Directors and Officers" means the Register of Directors and Officers referred to in Bye-law 28;

          (xxiii) "Register of Members" means the Register of Members referred to in Bye-law 59; and

          (xxiv) "Repurchase Price" means the Fair Market Value of the shares to be redeemed or purchased on the date the Repurchase Notice (as defined in paragraph (b) of Bye-law 55) with respect thereto is sent by the Company;

          (xxv) "Secretary" means the individual appointed to perform any or all the duties of secretary of the Company and includes any deputy, assistant or acting secretary;

          (xxvi) "Securities Act" means the United States Securities Act of 1933, as amended, or any United States federal statute from time to time in effect which has replaced such statute, and any reference in these Bye-laws to a provision of the Securities Act or a rule or regulation promulgated thereunder means such provision, rule or regulation as amended from time to time or any provision of a United States federal law, or any United States federal rule or regulation, from time to time in effect that has replaced such provision, rule or regulation;

          (xxvii)  "share" means any share in the share capital of the Company;

          (xxviii) "United States" means the United States of America and dependent territories or any part thereof;

          (xxix) "U.S. Person" means, except as otherwise indicated, an individual who is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in the United States or under the laws of the United States or any political subdivision thereof, an estate whose income is includable in gross income for United States federal income tax purposes, regardless of its source, or a trust, if and only if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and (B) one or more U.S. Persons have the authority to control all substantial decisions of the trust;

     (b)  In these Bye-laws, where not inconsistent with the context:

          (i) words denoting the plural number include the singular number and vice versa;

          (ii) words denoting the masculine gender include the feminine gender;

          (iii)   the word:

                  (A)  "may" shall be construed as permissive;

                  (B)  "shall" shall be construed as imperative; and

          (iv) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

     (c) Expressions referring to writing or written shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic-mail and other modes of representing words in a legible and non-transitory form.

     (d) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

     (e) In these Bye-laws, (i) powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto, (ii) the word "Board" in the context of the exercise of any power contained in these Bye-laws includes any committee consisting of one or more individuals appointed by the Board, any Director holding executive office and any local or divisional Board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated in accordance with these Bye-laws, (iii) no power of delegation shall be limited by the existence of any other power of delegation and (iv) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any Person who is for the time being authorised to exercise it under these Bye-laws or under another delegation of the powers.

                               BOARD OF DIRECTORS
                               ------------------

2.   Board of Directors
     ------------------

     The business of the Company shall be managed and conducted by the Board.

3.   Management of the Company
     -------------------------

     (a) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, required to be exercised by the Company in general meeting and the business and affairs of the Company shall be so controlled by the Board. The Board also may present any petition and make any application in connection with the winding up or liquidation of the Company.

     (b) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

     (c) Subject to Section 39 of the Act, the Board may procure that the Company pays to Members or third parties all expenses incurred in promoting and incorporating the Company.

     (d) The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to
Section 132G of the Act.

4.   Power to appoint managing director or chief executive officer
     -------------------------------------------------------------

     The Board may from time to time appoint one or more Directors to the office of managing director or chief executive officer of the Company who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company.

5.   Power to appoint manager
     ------------------------

     Without limiting the provisions of Bye-law 4, the Board may appoint a Person or body of Persons to act as manager of all or some of the Company's day to day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business.

6.   Power to authorise specific actions
     -----------------------------------

     The Board may from time to time and at any time authorise any Director, Officer or other Person or body of Persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

7.   Power to appoint attorney
     -------------------------

     The Board may from time to time and at any time by power of attorney appoint any Person or body of Persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period (or for an unspecified length of time) and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney's personal seal with the same effect as the affixation of the seal of the Company.

8.   Power to delegate to a committee
     --------------------------------

     The Board may delegate any of its powers to a committee of one or more individuals appointed by the Board (and the Board may appoint alternative committee members or authorize the members to appoint their own alternates), which committee may consist partly or entirely of non-Directors. Without limiting the foregoing, such committees may include:

     (a) an Executive Committee, which shall have all of the powers of the Board between meetings of the Board;

     (b) an Underwriting Committee, which shall, among other things, establish, review and monitor the underwriting policies of the Company's subsidiary companies or other companies associated with the Company, review underwriting decisions, monitor any appointed underwriting services provider, advise the Board with respect to actuarial services, review actuarial decisions, monitor any provider of actuarial services and otherwise monitor the risks insured or reinsured by the Company's subsidiary companies or other companies associated with the Company;

     (c) an Investment Committee, which shall, among other things, establish, review and monitor the investment policies of the Company and the Company's subsidiary companies or other companies associated with the Company, review investment decisions and review and monitor any provider of investment services;

     (d) an Audit Committee, which shall, among other things, review the internal administrative and accounting controls of the Company and the Company's subsidiary companies or other companies associated with the Company and recommend to the Board the appointment of independent auditors;

     (e) a Compensation Committee, which shall, among other things, establish and review the compensation of Officers and the compensation policies and procedures of the Company and the Company's subsidiary companies or other companies associated with the Company; and

     (f) a Nominating Committee, which shall, among other things, propose to the Members or to continuing Directors, before any election of Directors by Members or the filling of any vacancy by the Board, a slate of director candidates equal in number to the vacancies to be filled (for purposes of paragraph (f) of this Bye-law 8 only, "Director" shall not include Alternate Director).

     All Board committees shall conform to such directions as the Board shall impose on them; provided, that each member shall have one vote, and each committee shall have the right as it deems appropriate to retain outside advisors and experts. Each committee may adopt rules for the conduct of its affairs, including rules governing the adoption of resolutions by unanimous written consent, and the place, time, and notice of meetings, as shall be advisable and as shall not be inconsistent with these Bye-laws regarding Board meetings or with any applicable resolution adopted by the Board. Each committee shall cause minutes to be made of all meetings of such committee and of the attendance thereat and shall cause such minutes and copies of resolutions adopted by unanimous consent to be promptly inscribed or incorporated by the Secretary in the minute book.

9.   Power to appoint and dismiss employees
     --------------------------------------

     The Board may appoint, suspend or remove any Officer, manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties.

10.  Power to borrow and charge property
     -----------------------------------

     The Board may exercise all the powers of the Company to borrow money, to assume, guarantee or otherwise become directly or indirectly liable for indebtedness for borrowed money and to mortgage or charge its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party.

                                   DIRECTORS
                                   ---------

11.  Election of Directors
     ---------------------

     (a) The Board shall consist of not less than three and not more than 12 Directors, the exact number to be determined from time to time by resolution adopted by the affirmative vote of more than fifty percent (50%) of the Directors then in office; provided, that if no such resolution shall be in effect the number of Directors shall be six. Each Director shall be elected, except in the case of casual vacancy, by the Members in the manner set forth in paragraph (b) of this Bye-law 11 at the annual general meeting or any special general meeting called for the purpose and who shall hold office for the term set forth in paragraph (c) of this Bye-law 11.

     (b) Except as permitted under paragraph (d) of this Bye-law 11, no individual shall, unless recommended for election by the Board or any Nominating Committee of the Board, be eligible for election as a Director unless advance notice of the nomination of such individual shall have been given to the Company in the manner provided in Bye-law 12.

     (c) The Board shall be divided into three classes of Directors, namely Class I, Class II and Class III. Each class shall have approximately the same number of Directors as determined by the Board or any Nominating Committee of the Board. The initial term of the Class I Directors shall expire at the first annual general meeting of the Company's shareholders following the date that the Company is subject to the reporting requirements of the Exchange Act. The initial term of the Class II Directors shall expire at the second annual general meeting following the date that the Company is subject to the reporting requirements of the Exchange Act. The initial term of the Class III Directors shall expire at the third annual general meeting following the date that the Company is subject to the reporting requirements of the Exchange Act. Following their initial terms, all classes of Directors shall be elected to three-year terms. Each Director shall serve until the expiration of such Director's term or until such Director's successor shall have been duly elected or appointed or until such Director's office is otherwise vacated.

     (d) Whenever the holders of any one or more classes or series of Preferred Shares issued by the Company shall have the right, voting separately by class or series, to elect Directors at an annual or special general meeting, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Board resolution creating such classes or series of Preferred Shares, and such directors so elected shall not be divided into classes pursuant to this Bye-law 11 unless expressly provided by such terms.

     (e) For the purposes of this Bye-law 11 only, "Director" shall not include an Alternate Director.

12.  Nominations proposed by Members
     -------------------------------

     (a) If a Member desires to nominate one or more individuals for election as Directors at any general meeting duly called for the election of Directors, written notice of such Member's intent to make such a nomination must be received by the Company at the Registered Office (or at such other place or places as the Board may otherwise specify for this purpose) not less than 120 days nor more than 150 days before the first anniversary of the date of the notice convening the Company's annual general meeting of shareholders for the prior year. Such notice shall set forth (i) the name and address, as it appears in the Register of Members, of the Member who intends to make such nomination;
(ii) a representation that the Member is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to make such nomination; (iii) the class and number of shares of the Company which are held by the Member; (iv) the name and address of each individual to be nominated; (v) a description of all arrangements or understandings between the Member and any such nominee and any other person or persons (naming such person or persons) pursuant to which such nomination is to be made by the Member; (vi) such other information regarding any such nominee proposed by such Member as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Exchange Act, whether or not the Company is then subject to such Regulation; and (vii) the consent of any such nominee to serve as a Director, if so elected. The chairman of such general meeting shall, if the facts warrant, refuse to acknowledge a nomination that is not made in compliance with the procedure specified in this Bye-law 12, and any such nomination not properly brought before the meeting shall not be considered.

13.  Defects in appointment of Directors
     -----------------------------------

     All acts done bona fide by any meeting of the Board or by a committee of the Board or by any individual acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or individual acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such individual had been duly appointed and was qualified to be a Director.

14.  Alternate Directors
     -------------------

     (a) Any Director may appoint an individual or individuals to act as a Director in the alternative to himself or herself by notice in writing received by the Company at the Registered Office (or at such other place or places as the Board may otherwise specify for this purpose). Any individual so appointed shall have all the rights and powers of the Director or Directors for whom such individual is appointed in the alternative; provided, that such individual shall not be counted more than once in determining whether or not a quorum is present. Any Director may, upon notice in writing received by the Company at the Registered Office (or at such other place or places as the Board may otherwise specify for this purpose), remove or replace any individual so appointed as his or her alternate with or without cause.

     (b) An Alternate Director shall be entitled to receive notice of all meetings of the Board and to attend and vote at any such meeting at which a Director for whom such Alternate Director was appointed in the alternative is not personally present and generally to perform at such meeting all the functions of such Director for whom such Alternate Director was appointed.

     (c) An Alternate Director shall be entitled to receive any proposed written resolutions being circulated among the Directors for signature and an Alternate Director may sign any written resolution in the absence of a Director for whom such Alternate Director was appointed.

     (d) An Alternate Director shall cease to be such if the Director for whom such Alternate Director was appointed ceases for any reason to be a Director but may be re-appointed as an alternate to the individual appointed to fill the vacancy in accordance with these Bye-laws.

15.  Removal of Directors
     --------------------

     (a) The Members shall not be entitled to remove a Director other than for cause.

     (b) Subject to any provision to the contrary in these Bye-laws, the Members may, at any special general meeting convened for that purpose and held in accordance with these Bye-laws, remove any Director for cause with the sanction of a resolution passed by the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the issued and outstanding shares conferring the right to vote on such resolution; provided, that (i) the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than 14 days before the meeting and (ii) at such meeting such Director shall be entitled to be heard on the motion for such Director's removal.

     (c) A vacancy on the Board created by the removal of a Director under the provisions of paragraph (a) of this Bye-law 15 may be filled by the Members at the meeting at which such Director is removed and, in the absence of such appointment, the Board may fill any such vacancy in accordance with Bye-law 16. A Director so appointed shall hold office for the balance of the term of such vacant Board position, or until such Director's successor is elected or appointed or such Director's office is otherwise vacated.

16.  Vacancies on the Board
     ----------------------

     (a) The Board shall have the power from time to time and at any time to appoint any individual as a Director to fill a vacancy on the Board occurring as the result of the death, disability, disqualification, resignation or removal of any Director or if such Director's office is otherwise vacated and to appoint an Alternate Director to any Director so appointed. A Director so appointed shall hold office for the balance of the term of such vacant Board position or until such Director's successor is elected or appointed or such Director's office is otherwise vacated.

     (b) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the minimum number necessary for the transaction of business at meetings of the Board, the continuing Directors or Director may, notwithstanding that the number of Directors is below the number fixed by or in accordance with these Bye-laws as the quorum or that there is only one continuing Director, act for the purpose of (i) filling vacancies on the Board, (ii) summoning a general meeting of the Company or (iii) preserving the assets of the Company, but not for any other purpose.

     (c)  The office of Director shall be vacated if the Director:

          (i) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

          (ii) is or becomes bankrupt or makes any arrangement or composition with his creditors generally;

          (iii) is or becomes of unsound mind as determined by the Board in its sole discretion or dies;

          (iv)   resigns his or her office by notice in writing to the Company.

17.  Notice of meetings of the Board
     -------------------------------

     (a) The Chairman or Deputy Chairman, or any two Directors may, and the Secretary on the requisition of the Chairman, Deputy Chairman or any two Directors shall, at any time summon a meeting of the Board by not less than three (3) Business Days' notice in writing to each Director and Alternate Director, unless such Director or Alternate Director consents to shorter notice.

     (b) Notice of a meeting of the Board shall specify the general nature of the business to be considered at such meeting and shall be deemed to be duly given to a Director if it is given to such Director in person or otherwise communicated or sent to such Director by mail, courier service, cable, telex, telecopier, facsimile, electronic-mail or other mode of representing words in a legible and non-transitory form at such Director's address in the Register of Directors and Officers or any other address given by such Director to the Company for this purpose. If such notice is sent by next-day courier, cable, telex, telecopier, facsimile or electronic-mail it shall be deemed to have been given the Business Day following the sending thereof and, if by registered mail, three Business Days following the sending thereof.

     (c) Meetings of the Board may be held within or outside of Bermuda and shall be held outside of the United States.

18.  Quorum at meetings of the Board
     -------------------------------

     The quorum necessary for the transaction of business at a meeting of the Board shall be a majority of the Directors then in office, present in person or represented by an Alternate Director or another Director appointed in accordance with the provisions of Section 91A of the Act.

19.  Meetings of the Board
     ---------------------

     (a) The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit.

     (b) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting. No Director may participate in any such meeting of the Board while in the United States.

     (c) A resolution put to the vote at a duly constituted meeting of the Board at which a quorum is present and acting throughout shall be carried by the affirmative votes of a majority of the votes cast. Each Director shall have one vote on all matters put to the Board for resolution, except that in the case of an equality of votes the Chairman, if he or she is present (and if he or she is not present, the Deputy Chairman, if he or she is present), shall have a second or casting vote, otherwise no Director has a second or casting vote.

20.  Unanimous written resolutions
     -----------------------------

     A resolution in writing signed by all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution. An Alternate Director may sign a resolution in writing in the stead of any Director for whom he or she has been appointed an Alternate Director. Any resolution in writing may be signed within or outside of the United States; provided, that the last Director to sign the resolution must sign outside of the United States.

21.  Contracts and disclosure of Directors' interests
     ------------------------------------------------

     (a) Any Director, or any Director's firm, partner or any company or enterprise with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director's firm, partner or such company or enterprise shall be entitled to remuneration for professional services as if such Director were not a Director; provided, that nothing herein contained shall authorise a Director or Director's firm, partner or such company to act as Auditor of the Company.

     (b) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

     (c) Following a declaration being made pursuant to this Bye-law 21, and unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or arrangement or proposed contract or arrangement in which such Director is interested and may be counted in the quorum at such meeting.

22.  Remuneration of Directors
     -------------------------

     (a) The remuneration (if any) of the Directors shall be determined by the Board and shall be deemed to accrue from day to day. The Directors shall also be reimbursed for all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally.

     (b) A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his or her office of Director for such period on such terms as to remuneration and otherwise as the Board may determine.

     (c) The Board may by resolution award special remuneration to any Director undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or attorney to the Company, or otherwise serves it in a profession capacity, shall be in addition to his or her remuneration as a Director.

                                   OFFICERS
                                   --------

23.  Officers of the Company
     -----------------------

     The Officers of the Company shall consist of a Chairman, a Deputy Chairman, a Secretary and such additional Officers as the Board may from time to time determine to be necessary or advisable in the conduct of the affairs of the Company, all of whom shall be deemed to be Officers for the purposes of these Bye-laws. The same individual may hold two or more offices in the Company, except for the offices of Chairman and Deputy Chairman.

24.  Appointment of Officers
     -----------------------

     The Board shall, as soon as possible after each annual general meeting, appoint the Chairman and the Deputy Chairman who shall be Directors. The Secretary and additional Officers, if any, shall be appointed by the Board from time to time; provided, that the Chairman may appoint any Officer ranking equal or junior to a Vice President, and such appointee shall be deemed to be an Officer for the purposes of these Bye-laws.

25.  Remuneration of Officers
     ------------------------

     The Officers shall receive such remuneration as the Board may from time to time determine; provided, that the Chairman shall be entitled to determine the remuneration for those Officers appointed by the Chairman pursuant to Bye-law 24.

26.  Duties of Officers
     ------------------

     The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them from time to time by these Bye-laws, or the Board or, in the case of those Officers appointed by the Chairman pursuant to Bye-law 24, the Chairman.

27.  Chairman of meetings
     --------------------

     The Chairman shall act as chairman at all meetings of the Members and of the Board at which such individual is present. In his or her absence, the Deputy Chairman shall act as chairman and in the absence of both of them a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

28.  Register of Directors and Officers
     ----------------------------------

     (a) The Board shall cause to be kept in one or more books at the Registered Office a Register of Directors and Officers and shall enter therein the particulars required by the Act.

     (b) The Register of Directors and Officers shall be open to inspection by Members at the Registered Office in compliance with the requirements of the Act, subject to such reasonable restrictions as the Board may impose.

                                    MINUTES
                                    -------

29.  Obligations of Board to keep minutes
     ------------------------------------

     (a) The Board shall cause minutes to be duly entered in books provided for the purpose:

          (i)    of all elections and appointments of Officers;

          (ii) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

          (iii) of all resolutions and proceedings of general meetings of the Members, meetings of the Board, meetings of managers and meetings of committees appointed by the Board.

     (b) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the Registered Office.

                                   INDEMNITY
                                   ---------

30.  Indemnification of Directors and Officers of the Company
     --------------------------------------------------------

     (a) The Company shall indemnify its Officers and Directors to the fullest extent possible except as prohibited under the Act. Without limiting the foregoing, the Directors, Secretary and other Officers (such term to include for the purposes of Bye-laws 30 and 31, any Alternate Director or Person appointed to any committee by the Board or any Person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan)) and employees of the Company acting in relation to any of the affairs of the Company and the liquidator or trustees (if any) acting in relation to any of the affairs of the Company, and every one of them, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company (and the Company, in the discretion of the Board, may so indemnify and secure harmless a Person by reason of the fact that such Person was an agent of the Company or was serving at the request of the Company in any other capacity for or on behalf of the Company) from and against all actions, costs, charges, losses, damages and expenses (including, without limitation, attorneys' fees) which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted (actual or alleged) in or about the execution of their duty, or supposed duty, or in their respective offices or trusts, including, without limitation, any acts taken or omitted with regard to subsidiary companies of the Company, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for the acts of or the solvency or honesty of any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided, that this indemnity shall not extend to any matter prohibited by the Act.

     (b) Any indemnification under this Bye-law 30, unless ordered by a court, shall be made by the Company only as authorised in the specific case upon a determination that indemnification of such Person is proper in the circumstances because such Person has met the applicable standard of conduct set forth in paragraph (a) of this Bye-law 30. Such determination shall be made (i) by the Board by a majority vote of disinterested Directors or (ii) if a majority of the disinterested Directors so directs, by independent legal counsel in a written opinion or (iii) by the Members.

     (c) Expenses (including, without limitation, attorneys' fees) actually and reasonably incurred by any Director, Secretary, other Officer or employee of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof for which indemnification is sought pursuant to paragraph (a) of this Bye-law 30 shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall be ultimately determined that such Person is not entitled to be indemnified by the Company as authorised in these Bye-laws or otherwise pursuant to applicable law; provided, that if it is determined by either (i) a majority vote of Directors who were not parties to such action, suit or proceeding or
(ii) if a majority of the disinterested Directors so directs, by independent legal counsel in a written opinion, that there is no reasonable basis to believe that such Person is entitled to be indemnified by the Company as authorised in these Bye-laws or otherwise pursuant to applicable law, then no expense shall be advanced in accordance with this paragraph (c) of this Bye-law 30. The Company, in the discretion of the Board, may pay such expenses (including attorneys' fees) incurred by agents of the Company or by Persons serving at the request of the Company in any other capacity for or on behalf of the Company upon the receipt of the aforesaid undertaking and such terms and conditions, if any, as the Board deems appropriate.

     (d) The indemnification and advancement of expenses provided in these Bye-laws shall not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may now or hereafter be entitled under any statute, agreement, vote of Members or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

     (e) The indemnification and advancement of expenses provided by, or granted pursuant to, this Bye-law 30 shall, unless otherwise provided when authorised or ratified, continue as to a Person who has ceased to hold the position for which such Person is entitled to be indemnified or advanced expenses and shall inure to the benefit of the heirs, executors and administrators of such a Person.

     (f) The Company may purchase and maintain insurance to protect itself and any Director, Officer or other Person entitled to indemnification pursuant to this Bye-law to the fullest extent permitted by law.

     (g) No amendment or repeal of any provision of this Bye-law 30 shall alter, to the detriment of any Person, the right of such Person to the indemnification or advancement of expenses related to a claim based on an act or failure to act which took place prior to such amendment, repeal or termination.

31.  Waiver of claim
     ---------------

     The Company and each Member agrees to waive any claim or right of action it might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his or her duties with or for the Company; provided, that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

                                   MEETINGS
                                   --------

32.  Notice of annual general meeting
     --------------------------------

     The annual general meeting of the Company shall be held in each year at such time and place as the Chairman, the Deputy Chairman or any two Directors or any Director and the Secretary or the Board shall appoint. At least five days written notice of such meeting shall be given to each Member entitled to vote thereat as at the relevant record date determined pursuant to Bye-law 61 stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting. The annual general meeting may be held within or outside of Bermuda and shall be held outside of the United States.

33.  Notice of special general meeting
     ---------------------------------

     The Chairman, the Deputy Chairman or any two Directors or any Director and the Secretary or the Board may convene a special general meeting of the Company whenever in their judgment such a meeting is necessary, upon not less than five days' written notice to each Member entitled to attend and vote thereat as at the relevant Record Date, which shall state the date, time, place and the general nature of the business to be considered at the meeting. Any special general meeting may be held within or outside of Bermuda and shall be held outside of the United States.

34.  Accidental omission of notice of general meeting
     ------------------------------------------------

     The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any Member entitled to receive notice shall not invalidate the proceedings at that meeting.

35.  Meeting called on requisition of Members
     ----------------------------------------

     Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply.

36.  Short notice
     ------------

     A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (a) all the Members entitled to attend and vote thereat in the case of an annual general meeting; and (b) a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than ninety-five percent (95%) in nominal value of the shares conferring a right to attend and vote thereat in the case of a special general meeting.

37.  Postponement of meetings
     ------------------------

     The Chairman or the Board may postpone any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under Bye-law 35); provided, that notice of postponement is given before the time for such meeting to each Member entitled to attend and vote thereat as at the relevant Record Date for the meeting being postponed. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member entitled to attend and vote thereat as at the relevant Record Date for the meeting being postponed in accordance with the provisions of these Bye-laws.

38.  Quorum for general meeting
     --------------------------

     At any general meeting of the Company two or more individuals present in person and representing in person or by proxy in excess of fifty percent (50%) of the total issued and outstanding shares conferring a right to attend and vote at such meeting throughout the meeting shall form a quorum for the transaction of business; provided, that if the Company shall at any time have only one Member, one Member present in person or by proxy shall constitute a quorum for the transaction of business at any general meeting of the Company held during such time. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place as the Chairman or the Board may determine. Unless the meeting is so adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws. No business shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business and continues throughout the meeting, but the absence of a quorum shall not preclude the appointment, choice or election of a chairman of the meeting which shall not be treated as part of the business of the meeting.

39.  Adjournment of meetings
     -----------------------

     The chairman of a general meeting may, with the consent of the Members at any general meeting whether or not a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is so adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws with respect to a special general meeting.

40.  Business to be conducted at meetings
     ------------------------------------

     Subject to the Act, business to be brought before a general meeting of the Company must be specified in the notice of the meeting. Only business that the Board has determined can be properly brought before a general meeting in accordance with these Bye-laws and applicable law shall be conducted at any general meeting, and the chairman of the general meeting may refuse to permit any business to be brought before such meeting that has not been properly brought before it in accordance with these Bye-laws and applicable law.

41.  Attendance at meetings
     ----------------------

     Unless the Chairman or the Board determines otherwise, Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all individuals participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting; provided, that no Member may participate in any such meeting while in the United States.

42.  Written resolutions
     -------------------

     (a) Subject to paragraph (f) of this Bye-law 42, anything which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution or, if earlier, the record date determined pursuant to Bye-law 61 would be entitled to attend the meeting and vote on the resolution.

     (b) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

     (c) For the purposes of this Bye-law 42, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date. Any resolution in writing may be signed within or outside the United States; provided, that the last Member to sign the resolution must sign outside of the United States.

     (d) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in general meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favor of a resolution shall be construed accordingly.

     (e) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

     (f)  This Bye-law shall not apply to:

          (i)  a resolution passed pursuant to Section 89(5) of the Act; or

          (ii) a resolution passed for the purpose of removing a Director before the expiration of his term of office under these Bye-laws.

43. Attendance of Directors
     -----------------------

     The Directors of the Company shall be entitled to receive notice of and to attend and be heard at any general meeting.

44.  Voting at meetings
     ------------------

     Subject to the provisions of the Act and these Bye-laws, any question proposed for the consideration of the Members at any general meeting shall be decided by the affirmative vote of a majority of the votes cast in accordance with the provisions of these Bye-laws and in the case of an equality of votes the resolution shall fail.

45.  Voting on show of hands
     -----------------------

     At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person and every individual holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his or her hand.

46.  Decision of chairman
     --------------------

     At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to the provisions of these Bye-laws, be conclusive evidence of that fact.

47.  Demand for a poll
     -----------------

     (a) Notwithstanding the provisions of the immediately preceding two Bye-laws, at any general meeting of the Company, in respect of any question proposed for the consideration of the Members (whether before or on the declaration of the result of a show of hands as provided for in these Bye-laws), a poll may be demanded by any of the following Persons:

          (i)    the chairman of such meeting; or

          (ii) at least three Members present in person or represented by proxy; or

          (iii) any Member or Members present in person or represented by proxy and holding between them not less than one-tenth (1/10) of the total voting rights of all the Members having the right to vote at such meeting; or

          (iv) any Member or Members present in person or represented by proxy holding shares conferring the right to attend and vote at such meeting on which an aggregate sum has been paid up equal to not less than one-tenth (1/10) of the total sum paid up on all Common Shares.

     (b) Where, in accordance with the provisions of paragraph (a) of this Bye-law 47, a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to the provisions of these Bye-laws, every Member present in person or by proxy at such meeting shall have one vote for each share conferring the right to attend and vote at such meeting of which such Member is the registered holder or for which such a proxyholder holds a proxy and such votes shall be counted in the manner set out in paragraph (d) of this Bye-law 47 or, in the case of a general meeting at which one or more Members or proxyholders are present by telephone, in such manner as the chairman of the meeting may direct, and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands.

     (c) A poll demanded in accordance with the provisions of paragraph (a) of this Bye-law 47, for the purpose of electing a chairman of the meeting or on a question of adjournment, shall be taken forthwith and a poll demanded on any other question shall be taken in such manner and at such time and place as the chairman (or acting chairman) may direct and any business other than that upon which a poll has been demanded may be proceeded with pending the taking of the poll.

     (d) Where a vote is taken by poll, each Member present in person or by proxy and entitled to vote shall be furnished with a ballot on which such Member or proxyholder shall record his or her vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialed or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. The Board may appoint one or more inspectors to act at any general meeting where a vote is taken by a poll. Each inspector shall take and sign an oath faithfully to exercise the duties of inspector at such meeting with strict impartiality and according to the best of his, her or its ability. The inspectors shall determine the number of shares outstanding and the voting power of each by reference to the Register of Members, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies and examine and count all ballots and determine the results of any vote. The inspector shall also hear and determine challenges and questions arising in connection with the right to vote. No Director or candidate for the office of Director shall act as an inspector. The determination and decision of the inspectors shall be final and binding.

48.  Seniority of joint holders voting
     ---------------------------------

     In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

49.  Instrument of proxy
     -------------------

     (a) The instrument appointing a proxy shall be in writing under the hand of the appointor or of his or her attorney authorised by him or her in writing or, if the appointor is a corporation, either under its seal or under the hand of an officer, attorney or other person authorised to sign the same.

     (b) Any Member may appoint a standing proxy or (if a corporation) representative by depositing at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose, a proxy or (if a corporation) an authorisation and such proxy or authorisation shall be valid for all general meetings and adjournments thereof or, resolutions in writing, as the case may be, until notice of revocation is received at the Registered Office, or at such place or places as the Board may otherwise specify for the purpose. Where a standing proxy or authorisation exists, its operation shall be deemed to have been suspended at any general meeting or adjournment thereof at which the Member is present or in respect to which the Member has specially appointed a proxy or representative. The Board may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any such standing proxy or authorisation and the operation of any such standing proxy or authorisation shall be deemed to be suspended until such time as the Board determines that it has received the requested evidence or other evidence satisfactory to it.

     (c) Subject to paragraph (b) of this Bye-law 49, the instrument appointing a proxy together with such other evidence as to its due execution as the Board may from time to time require shall be delivered at the Registered Office (or at such place or places as may be specified in the notice convening the meeting or in any notice of any adjournment or, in either case or the case of a written resolution, in any document sent therewith) not less than 24 hours or such other period as the Board may determine, prior to the holding of the relevant meeting or adjourned meeting at which the individual named in the instrument proposes to vote or, in the case of a poll taken subsequently to the date of a meeting or adjourned meeting, before the time appointed for the taking of the poll, or, in the case of a written resolution, prior to the effective date of the written resolution and in default the instrument of proxy shall not be treated as valid.

     (d) Instruments of proxy shall be in any common form or other form as the Board may approve and the Board may, if it thinks fit, send out with the notice of any meeting or any written resolution forms of instruments of proxy for use at that meeting or in connection with that written resolution. The instrument of proxy shall be deemed to confer authority to demand or join in demanding a poll and to vote on any amendment of a written resolution or amendment of a resolution put to the meeting for which it is given as the proxy thinks fit. The instrument of proxy shall unless the contrary is stated therein be valid as well for any adjournment of the meeting as for the meeting to which it relates.

     (e) A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or unsoundness of mind of the principal, or revocation of the instrument of proxy or of the authority under which it was executed, provided, that no intimation in writing of such death, insanity or revocation shall have been received by the Company at the Registered Office (or such other place as may be specified for the delivery of instruments of proxy in the notice convening the meeting or other documents sent therewith) at least one hour before the commencement of the meeting or adjourned meeting, or the taking of the poll, or the day before the effective date of any written resolution at which the instrument of proxy is used.

     (f) Subject to the Act, the Board may at its discretion, or the chairman of the relevant meeting may at his or her discretion with respect to such meeting only, waive any of the provisions of these Bye-laws related to proxies or authorisations and, in particular, may accept such verbal or other assurances as it thinks fit as to the right of any person to attend and vote on behalf of any Member at general meetings or to sign written resolutions.

50.  Representation of corporations at meetings
     ------------------------------------------

     A corporation which is a Member may, by written instrument, authorise such individual as it thinks fit to act as its representative at any meeting of the Members and the individual so authorised shall be entitled to exercise the same powers on behalf of the corporation which such individual or individuals represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any individual or individuals to attend and vote at general meetings on behalf of a corporation which is a Member.

                           SHARE CAPITAL AND SHARES
                           ------------------------

51.  Authorisation of shares
     -----------------------

     (a) Upon adoption of these Bye-laws, the share capital of the Company shall initially be divided into two classes of shares consisting of (i) two hundred million (200,000,000) Common Shares and (ii) fifty million (50,000,000) Preferred Shares. The Board may create classes of shares and may increase or decrease the number of shares of any class as it sees fit. The Board also may, subject to the Act, cancel, redeem or purchase shares of any class of shares.

     (b) Subject to the provisions of these Bye-laws, the Common Shares shall entitle the holders thereof to:

          (i)    one vote per Common Share;

          (ii)   such dividends as the Board may from time to time declare;

          (iii) in the event of a winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of an amalgamation, a reorganization or otherwise or upon any distribution of capital, share equally and ratably in the assets of the Company, if any, remaining after the payment of all debts and liabilities of the Company and the liquidation preference of any issued and outstanding Preferred Shares or other shares ranking ahead of the Common Shares; and

          (iv) generally be entitled to enjoy all of the rights attaching to shares.

     (c) Subject to these Bye-laws, the Act and to any resolution of the Members to the contrary, the unissued share capital of the Company (as it stands from time to time) shall be at the disposal of the Board and the Board shall have power to issue, offer, allot, exchange or otherwise dispose of any unissued shares of the Company, at such times, for such consideration and on such terms and conditions as it may determine and any shares or class of shares may be issued as a new or existing class of shares and with such preferred, deferred or other special rights or such restrictions or as comprising a new or existing class of shares, whether in regard to dividend, voting, return of capital or otherwise as the Board may from time to time prescribe and the Board may generally exercise the powers set out in Sections 45(1)(b), (c), (d) and (e) of the Act. Further the Board shall have the power to issue, offer, allot, exchange or otherwise dispose of options, warrants or other rights to purchase or acquire shares or securities convertible into or exchangeable for shares (including any employee benefit plan providing for the issuance of shares or options or rights in respect thereof), at such times, for such consideration and on such terms and conditions as it may determine.

     (d) The Board is authorised, subject to the Act, to issue the Preferred Shares in series, at such times, for such consideration and on such terms and conditions as it may determine with similar or different rights or restrictions as any other series and to establish from time to time the number of Preferred Shares to be included in each such series, and to fix the designation, powers, preferences, voting rights, dividend rates, redemption provisions, and other rights, qualifications, limitations or restrictions thereof. The terms of any series of Preferred Shares shall be set forth in a Certificate of Designation in the minutes of the Board authorising the issuance of such Preferred Shares and such Certificate of Designations shall be attached as an exhibit to these Bye-laws, but shall not form part of these Bye-laws, and may be examined by any Member on request. The rights attaching to any Common Share or any Preferred Share shall be deemed not to be altered by the allotment of any other Preferred Share even if such Preferred Share does or will rank in priority for payment of a dividend or in respect of capital or which confer on the holder thereof voting rights more favorable than those conferred by such Common Share or existing Preferred Share and shall not otherwise be deemed to be altered by the creation or issue of further shares ranking pari passu therewith.

52.  Limitation on voting rights of controlled shares
     ------------------------------------------------

     (a) If and for so long as the aggregate number of Controlled Shares of any Person exceeds the Maximum Percentage of the total voting power of all of the issued and outstanding share capital of the Company (calculated after giving effect to any prior reduction in voting rights attaching to Controlled Shares of other Persons as provided in this Bye-law 52), each such Controlled Share, regardless of the identity of the registered holder thereof, shall confer only a fraction of a vote as determined by the following formula (the "Formula"):

                         (T - C) Divided By (9.1 x C)

          Where: "T" is the aggregate number of votes conferred by all the issued and outstanding share capital immediately prior to that application of the Formula with respect to any particular Person, adjusted to take into account any prior reduction taken with respect to any other Person pursuant to paragraph (b) of this Bye-law 52 as at the same date;

                     "C" is the number of Controlled Shares attributable to such
                         Person.

     (b) The Formula shall be applied successively as many times as may be necessary to ensure that the number of Controlled Shares of any Person does not exceed the Maximum Percentage of the total voting power of all of the issued and outstanding share capital of the Company at any time. For the purposes of determining the votes exercisable by Persons as at any date, the Formula shall be applied to the shares of each Person in declining order based on the respective numbers of total Controlled Shares attributable to each Person. Thus, the Formula will be applied first to the votes of shares held by the Person to whom the largest number of total Controlled Shares is attributable and thereafter sequentially with respect to the Person with the next largest number of total Controlled Shares. In each case, calculations shall be made on the basis of the aggregate number of votes conferred by the shares as of such date, as reduced by the application of the Formula to any issued shares of any Person with a larger number of total Controlled Shares as of such date.

     (c) Notwithstanding the provisions of paragraphs (a) and (b) of this Bye-law 52, having applied the provisions thereof as best as they consider reasonably practicable, the Board may make such final adjustments to the aggregate number of votes attaching to the Controlled Shares of any Person that it considers fair and reasonable in all the circumstances to ensure that the number of Controlled Shares of any Person does not exceed the Maximum Percentage of the total voting power of all of the issued and outstanding share capital of the Company at any time.

     (d) Notwithstanding anything in these Bye-laws, this Bye-law 52 shall not apply for so long as the Company shall have only one Member.

53.  Limitations on the power to issue shares
     ----------------------------------------

     (a) Notwithstanding the provisions of paragraphs (c) and (d) of Bye-law 51, no share may be issued, without the prior written approval of the Board, if the Board has reason to believe that the effect of such issuance would cause (i) any Person that is not an Investment Company to beneficially own (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder), in excess of five percent (5%) of any class of issued and outstanding share capital of the Company, (ii) the aggregate number of Controlled Shares of any Person to exceed the Maximum Percentage of any class of issued and outstanding share capital of the Company or (iii) any adverse tax, regulatory or legal consequences to the Company, any of its subsidiaries or any of the Members or any Person who beneficially owns (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder) any of the issued and outstanding share capital of the Company. The restrictions of this paragraph (a) of this Bye-law 53 shall not apply to any issuance of shares to a Person acting as an underwriter in the ordinary course of its business purchasing such shares for resale pursuant to a purchase agreement to which the Company is a party.

     (b) The Board shall, in connection with the issue of any share, have the power to pay such commissions and brokerage fees and charges as may be permitted by law.

     (c) The Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any Person of or for any shares in the Company, but nothing in this Bye-law 53 shall prohibit transactions permitted pursuant to Sections 39A, 39B and 39C of the Act.

     (d) The Company may from time to time do any one or more of the following things:

          (i) make arrangements on the issue of shares for a difference between the Members in the amounts and times of payments of calls on their shares;

          (ii) accept from any Member the whole or a part of the amount remaining unpaid on any shares held by such Member, although no part of that amount has been called up;

          (iii) pay dividends in proportion to the amount paid up on each share where a larger amount is paid up on some shares than on others; and

          (iv) issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding up.

54.  Variation of rights and alteration of share capital
     ---------------------------------------------------

     (a) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of not less than a majority of the issued and outstanding shares of that class or with the sanction of a resolution passed by the holders of not less than a majority of the issued and outstanding shares of that class at a separate general meeting of the holders of the shares of the class held in accordance with Section 47 (7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith. The rights of the holders of Common Shares shall not be deemed to be varied by the creation or issue of shares with preferred or other rights, which may be effected by the Board as provided in these Bye-laws without any vote or consent of the holders of Common Shares.

     (b) The Company may from time to time by resolution of the Members alter the conditions of its Memorandum of Association by all or any of those actions listed in Section 45(1) of the Act and accordingly may change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act; provided, that any resolution of the Members to alter or reduce its share capital be by the affirmative vote of Members representing not less than a majority of the votes conferred by the issued and outstanding shares entitled to vote. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members to a purchaser thereof who shall not be bound to see to the application of the purchase money, nor shall his or her title to the same be affected by any irregularity in, or in invalidity of, the proceedings relating to sale.

55.  Purchase of shares by Company
     -----------------------------

     (a)  Exercise of power to redeem and purchase shares of the Company
          --------------------------------------------------------------

     The Company shall have the power to, and may from time to time, redeem or purchase all or any part of its own shares pursuant to Sections 42 and 42A of the Act. The Board may, at its discretion and without the sanction of a resolution of the Members, authorise any redemption or purchase by the Company of its own shares (all or any part thereof), of any class, at any price (whether at par or above or below par), and so that any share to be so redeemed or purchased may be selected in any manner whatsoever, upon such terms as the Board may in its discretion determine; provided, that such redemption or purchase is effected in accordance with the provisions of the Act. The rights attaching to any share shall be deemed not to be altered (unless such right specifically provides otherwise) by any redemption or purchase by the Company of any of its own shares.

     (b)  Unilateral repurchase right
          ---------------------------

     Subject to Section 42A of the Act, if the Board has reason to believe that
(i) any Person that is not an Investment Company beneficially owns (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder) in excess of five percent (5%) of any class of issued and outstanding share capital of the Company, (ii) the aggregate number of Controlled Shares of any Person exceeds the Maximum Percentage of any class of issued and outstanding share capital of the Company or (iii) the direct or indirect share ownership in the Company of any Person may result in adverse tax, regulatory or legal consequences to the Company, any of its subsidiaries, any of the Members or any Person who beneficially owns (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder) any of the issued and outstanding share capital of the Company, the Company shall have the option, but not the obligation, to redeem or purchase all or any part of the shares so owned (to the extent the Board, in the reasonable exercise of its discretion, determines necessary or advisable to avoid or cure any adverse or potential adverse consequences) for the Repurchase Price by delivering written notice to the Person that owns the shares to be redeemed or purchased specifying the number of shares to be redeemed or purchased and the Repurchase Price therefor (the "Repurchase Notice"). The Company shall use all commercially reasonable efforts to exercise its redemption or purchase option ratably among similarly situated Persons to the extent possible under the circumstances. Within 10 days after the delivery of the Repurchase Notice, the Company or its designee shall redeem or purchase from such Person, and such Person shall sell to the Company or its designee, the number of shares specified in the Repurchase Notice at a mutually agreeable time and place. At such closing, the Company or its designee shall pay to such Person the Repurchase Price by wire transfer of immediately available funds and such Person shall deliver to the Company or its designee share certificates representing the redeemed or purchased shares duly endorsed in blank or accompanied by duly executed stock powers. The Company may revoke the Repurchase Notice at any time prior to payment for the shares.

     (c)  Unilateral repurchase right in the event of involuntary transfer
          ----------------------------------------------------------------

     If a Person shall be involuntarily wound up, dissolved or liquidated or shall have entered in respect of it an order for relief under the United States Bankruptcy Code (or any similar law of any applicable jurisdiction) or shall otherwise be required to transfer involuntarily any or all of its shares pursuant to a court order, foreclosure, tax lien, government seizure, death or otherwise, and, in any such case as a result thereof, any or all of such Person's shares (the "Involuntary Transfer Shares") shall be actually or purportedly transferred or otherwise disposed of, such Person, or its legal representative or successor, shall promptly give notice to the Company of such transfer and the Company shall have the option, but not the obligation, to redeem or purchase all or any part of the Involuntary Transfer Shares for the Repurchase Price by delivering a Repurchase Notice to such Person. Within 10 days after the delivery of the Repurchase Notice, the Company or its designee shall redeem or purchase from such Person, and such Person shall sell to the Company or its designee, the number of Involuntary Transfer Shares specified in the Repurchase Notice at a mutually agreeable time and place. At such closing, the Company or its designee shall pay to such Person the Repurchase Price by wire transfer of immediately available funds and such Person shall deliver to the Company or its designee share certificates representing the Involuntary Transfer Shares duly endorsed in blank or accompanied by duly executed stock powers. The Company may revoke the Repurchase Notice at any time prior to the payment for shares.

56.  Registered holder of shares
     ---------------------------

     (a) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and, accordingly, except as ordered by a court of competent jurisdiction or as required by law or as specifically provided in these Bye-laws, no Person shall be recognized by the Company as holding any share upon trust and the Company shall not be bound by or required in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as otherwise provided in these Bye-laws or by law) any other right in respect of any share except an absolute right to the entirety thereof in the registered holder.

     (b) Any dividend, interest or other monies payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the Member at such Member's address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such Person and to such address as the holder or joint holders may in writing direct. If two or more Persons are registered as joint holders of any shares, any one can give an effectual receipt for any dividend paid in respect of such shares.

57.  Death of a joint holder
     -----------------------

     Where two or more Persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall recognize no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

58.  Share certificates
     ------------------

     (a) Every Member shall be entitled to a share certificate under the seal of the Company (or a facsimile or representation thereof as the Board may determine) specifying the number and, where appropriate, the class of shares held by such Member and whether the same are fully paid up and, if not, how much has been paid thereon. The Board may determine, either generally or in a particular case, that any or all signatures on share certificates may be printed thereon or affixed by mechanical means. Notwithstanding the provisions of Bye-law 91, the Board may determine that a share certificate need not be signed on behalf of the Company.

     (b) The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the Person to whom such shares have been allotted.

     (c) If any such share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid or destroyed, the Board may cause a new share certificate to be issued and may request an indemnity with or without security for the lost share certificate as it sees fit.

                              REGISTER OF MEMBERS
                              -------------------

59.  Contents of Register of Members
     -------------------------------

     The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act. Unless the Board so determines, no Member or intending Member shall be entitled to have entered in the Register of Members any indication of any trust or any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share and if any such entry exists or is permitted by the Board it shall not be deemed to abrogate any of the provisions of paragraph (a) of Bye-law 56.

60.  Inspection of Register of Members
     ---------------------------------

     (a) The Register of Members shall be open to inspection by Members or other entitled Persons at the Registered Office (or at such other place or places in Bermuda as the Board may determine) during business hours, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each normal day of business in Bermuda be allowed for inspection. The Register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole 30 days in each year.

     (b) Subject to the provisions of the Act, the Company may keep one or more overseas or branch registers in any place, and the Board may make, amend and revoke any such regulations as it may think fit respecting the keeping of such registers and the contents thereof.

61.  Setting of record date
     ----------------------

     Notwithstanding any other provision of these Bye-laws, the Board shall fix any date as the record date for:

     (a)  determining the Members entitled to receive any dividend;

     (b) determining the Members entitled to receive notice of and to vote at any general meeting of the Company; and

     (c)  determining the Members entitled to execute a resolution in writing.


                              TRANSFER OF SHARES
                              -------------------

62.  Instrument of transfer
     ----------------------

     (a) An instrument of transfer shall be in such common form or other form as the Board or any transfer agent appointed from time to time may accept. Such instrument of transfer shall be signed by or on behalf of the transferor. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

     (b) The Board may refuse to recognize any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require to show the right of the transferor to make the transfer.

63.  Restrictions on transfer
     ------------------------

     (a) Subject to the Act, this Bye-law 63 and such other restrictions contained in these Bye-laws and elsewhere as may be applicable, any Member may sell, assign, transfer or otherwise dispose of shares of the Company for which the Member is the registered holder at the time and, upon receipt of a duly executed form of transfer in writing, the Board shall procure the timely registration of the same. If the Board refuses to register a transfer for any reason it shall notify the proposed transferor and transferee within 30 days of such refusal.

     (b) Without the prior written approval of the Board, no transfer of any share shall be registered if the Board has reason to believe that the effect of such transfer would be to (i) increase the number of shares beneficially owned (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder) by any Person that is not an Investment Company to more than five percent (5%) of any class of issued and outstanding share capital of the Company, (ii) to increase the aggregate number of Controlled Shares of any Person to more than the Maximum Percentage of any class of issued and outstanding share capital of the Company or (iii) to result in adverse tax, regulatory or legal consequences to the Company, any of its subsidiaries, any of the Members or any Person who beneficially owns (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder) any of the issued and outstanding share capital of the Company.

     (c) Without limiting the foregoing, no transfer of any share shall be registered unless all applicable consents, authorisations, permissions or approvals of any governmental body or agency in Bermuda, the United States or any other applicable jurisdiction required to be obtained prior to such transfer shall have been obtained.

     (d) The registration of transfers may be suspended at such time and for such periods as the Board may from time to time determine; provided, that such registration shall not be suspended for more than 45 days in any period of 365 consecutive days.

     (e) The Board may, by notice in writing, require any Member, any Person that beneficially owns (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder) any of the issued and outstanding share capital of the Company or any Person proposing to acquire shares of the Company, to certify or otherwise provide to the Board, within 10 Business Days of request, complete and accurate information in writing as to such matters as the Board may request for the purpose of giving effect to Bye-laws 52(a), 52(b), 53(a), 55(b), 55(c) and paragraph (b) of this Bye-law 63, including information in respect of the following matters:

          (i) the number of shares of the Company in which such Person is legally or beneficially interested;

          (ii) the Persons who are beneficially interested in shares in respect of which any Member is the registered holder;

          (iii) the relationship, association or affiliation of such Person with any other Member or Person whether by means of common control or ownership or otherwise; and

          (iv) any other facts or matters which the Board in its absolute discretion may consider relevant to the determination of the number of shares beneficially owned by any Person or the number of Controlled Shares attributable to any Person.

          If any Member, any Person that beneficially owns (within the meaning of Section 13(d)(3) of the Exchange Act and the rules and regulations thereunder) any of the issued and outstanding share capital of the Company or any proposed acquiror does not respond to any such request within the time specified therein, or if the Board has reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, the Board may decline to approve any transfer or issuance to which such request relates or may determine to disregard for all purposes the votes attached to any shares held by such Person.

          (f) The restrictions on transfer authorised or imposed by these Bye-laws shall not be imposed in any circumstances in a way that would interfere with the settlement of trades or transactions entered into through the facilities of a stock exchange on which the shares are listed or traded from time to time; provided, that the Company may decline to register transfers in accordance with these Bye-laws and resolutions of the Board after a settlement has taken place.

64.  Transfers by joint holders
     --------------------------

     The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

                            TRANSMISSION OF SHARES
                            ----------------------

65.  Representative of deceased Member
     ---------------------------------

     In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognized by the Company as having any title to the deceased Member's interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, "legal personal representative" means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

66.  Registration on death or bankruptcy
     -----------------------------------

     Any Person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some Person to be registered as a transferee of such share, and in such case the Person becoming entitled shall execute in favor of such nominee an instrument of transfer in a form satisfactory to the Board. On the presentation thereof to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor and such other information as the Board shall deem necessary or appropriate, and the transferee shall be registered as a Member but the Board shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member's death or bankruptcy, as the case may be.

67.  Registration Fees
     -----------------

     A fee may be charged by the Company for registering any transfer, probate, letters of administration, certificate of death or marriage, power of attorney, distringas or stop notice, order of court or other instrument relating to or affecting the title to any share, or otherwise making an entry in the Register of Members relating to any share.

                       DIVIDENDS AND OTHER DISTRIBUTIONS
                       ---------------------------------

68.  Declaration of dividends by the Board
     -------------------------------------

     Subject to any rights or restrictions at the time lawfully attached to any class or series of shares and subject to the provisions of these Bye-laws, the Board may, in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

69.  Other distributions
     -------------------

     The Board may declare and make such other distributions (in cash or in specie) to the Members as may be lawfully made out of the assets of the Company.

70.  Reserve fund
     ------------

     The Board may from time to time before declaring a dividend set aside, out of the surplus or profits of the Company, such sum as it thinks proper as a reserve fund to be used to meet contingencies or for equalizing dividends or for any other special or general purpose.

71.  Deduction of Amounts due to the Company
     ---------------------------------------

     The Board may deduct from the dividends or distributions payable to any Member all monies due from such Member to the Company.

72.  Unclaimed dividends
     -------------------

     Any dividend or distribution unclaimed for a period of six years from the date of declaration of such dividend or distribution shall be forfeited and shall revert and belong to the Company and the payment by the Board of any unclaimed dividend or distribution, interest or other sum payable on or in respect of the share into a separate account shall not constitute the Company a trustee in respect thereof.

73.  Interest on dividend
     --------------------

     No dividend or distribution shall bear interest against the Company.

                                CAPITALIZATION
                                --------------

74.  Capitalization
     --------------

     (a) The Board may resolve to capitalize any part of the amount for the time being standing to the credit of any of the Company's share premium or other reserve accounts or funds or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid shares pro rata to the Members.

     (b) The Board may resolve to capitalize any sum standing to the credit of a reserve account or funds or sums otherwise available for dividend or distribution by applying such amounts in paying up in full partly paid shares of those Members who would have been entitled to such sums if they were distributed by way of dividend or distribution.


                       ACCOUNTS AND FINANCIAL STATEMENTS
                       ---------------------------------

75.  Records of account
     ------------------

     The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

     (a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

     (b)  all sales and purchases of goods by the Company; and

     (c)  the assets and liabilities of the Company.

     Such records of account shall be kept at the Registered Office or, subject to Section 83(2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours. No Member in its capacity as a Member shall have any right to inspect any accounting record or book or document of the Company except as conferred by the Act or as authorised by the Board.

76.  Financial year end
     ------------------

     The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be December 31 in each year.

77.  Financial statements
     --------------------

     Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

                                     AUDIT
                                     -----

78.  Appointment of Auditor
     ----------------------

     Subject to Section 88 of the Act, at the annual general meeting or at a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

79.  Remuneration of Auditor
     -----------------------

     The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

80.  Vacation of office of Auditor
     -----------------------------

     If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor's services are required, the Board may fill the vacancy thereby created.

81.  Access to books of the Company
     ------------------------------

     The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

82.  Report of the Auditor
     ---------------------

     (a) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

     (b) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting.

     (c) The generally accepted auditing standards referred to in paragraph (b) of this Bye-law 82 shall be those of the United States and the financial statements and the report of the Auditor shall disclose this fact.

                      GRATUITIES, PENSIONS AND INSURANCE
                      ----------------------------------

83.  Benefits
     --------

     The Board may (by establishment of or maintenance of schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present Director, Officer or employee of the Company or any of its subsidiaries or affiliates and for any member of his or her family (including a spouse and a former spouse) or any individual who is or was dependent on him or her, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

84.  Insurance
     ---------

     Without prejudice to the provisions of Bye-laws 30 and 31, the Board shall have the power to purchase and maintain insurance for or for the benefit of any individuals who are or were at any time Directors, Officers or employees of the Company, or of any of its subsidiaries or affiliates, or who are or were at any time trustees of any pension fund in which Directors, Officers or employees of the Company or any such subsidiary or affiliate are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such individuals in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary, affiliate or pension fund.

85.  Limitation on Accountability
     ----------------------------

     No Director or former Director shall be accountable to the Company or the Members for any benefit provided pursuant to Bye-law 83 or 84 and the receipt of any such benefit shall not disqualify any individual from being or becoming a Director of the Company.

                                    NOTICES
                                    -------

86.  Notices to Members of the Company
     ---------------------------------

     A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member's address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile, electronic-mail or other mode of representing words in a legible and non-transitory form. If such notice is sent by next-day courier, cable, telex, telecopier, facsimile or electronic-mail, it shall be deemed to have been given the Business Day following the sending thereof and, if by registered mail, three Business Days following the sending thereof.

87.  Notices to joint Members
     ------------------------

     Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more Persons, be given to whichever of such Persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

88.  Service and delivery of notice
     ------------------------------

     Subject to Bye-law 86, any notice shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or to the cable company or transmitted by telex, facsimile or other method as the case may be.

                                REGISTERED OFFICE
                               ------------------

89.  Registered Office
     -----------------

     The Registered Office shall be at such address as the Board may fix from time to time by resolution.

                              SEAL OF THE COMPANY
                              -------------------

90.  The seal
     --------

     The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals.

91.  Manner in which seal is to be affixed
     -------------------------------------

     The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director and the Secretary or any two Directors, or any person appointed by the Board for the purpose; provided, that any Director or Officer may affix the seal of the Company attested by such Director's or Officer's signature only to any authenticated copies of these Bye-laws, the incorporating documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director or Officer. Any such signature may be printed or affixed by mechanical means on any share certificate, debenture, stock certificate or other security certificate.

92.  Destruction of Documents
     ------------------------

     The Company shall be entitled to destroy all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the Register of Members, at any time after the expiration of six years from the date of registration thereof and all dividends mandates or variations or cancellations thereof and notifications of change of address at any time after the expiration of two years from the date of recording thereof and all share certificates which have been canceled at any time after the expiration of one year from the date of cancellation thereof and all paid dividends, warrants and checks (cheques) at any time after the expiration of one year from the date of actual payment thereof and all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one year from the date of such use and all instruments of proxy which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded. It shall conclusively be presumed in favor of the Company that every entry in the Register of Members purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made, that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered, that every share certificate so destroyed was a valid and effective certificate duly and properly canceled and that every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company; provided, that:

     (a) the provisions aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;

     (b) nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Bye-law; and

     (c) references herein to the destruction of any document include references to the disposal thereof in any manner.

                               UNTRACED MEMBERS
                               ----------------

93.  Sale of Shares
     --------------

     The Company shall be entitled to sell at the best price reasonably obtainable, or if the shares are listed on a stock exchange to purchase at the trading price on the date of purchase, the shares of a Member or the shares to which a Person is entitled by virtue of transmission on death, bankruptcy or otherwise by operation of law; provided, that:

     (a) during the period of 12 years prior to the date of the publication of the advertisements referred to in paragraph (b) of this Bye-law 93 (or, if published on different dates, the first thereof) at least three dividends in respect of the shares in question have been declared and all dividends, warrants and checks (cheques) that have been sent in the manner authorised by these Bye-laws in respect of the shares in question have remained uncashed;

     (b) the Company shall as soon as practicable after expiry of the said period of 12 years have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such Member or other Person giving notice of its intention to sell or purchase the shares;

     (c) during the said period of 12 years and the period of three months following the publication of the said advertisements the Company shall have received no indication either of the whereabouts or of the existence of such Member or Person; and

     (d) if the shares are listed on a stock exchange, notice shall have been given to the relevant department of such stock exchange of the Company's intention to make such sale or purchase prior to the publication of advertisements.

If during any 12-year period referred to above, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of this Bye-law 93 (other than the requirement that they be in issue for 12 years) have been satisfied in regard to the further shares, the Company may also sell or purchase the further shares.

94.  Instrument of Transfer
     ----------------------

     To give effect to any such sale or purchase pursuant to Bye-law 93, the Board may authorise some person to execute an instrument of transfer of the shares sold or purchased to, or in accordance with the directions of, the purchaser and an instrument of transfer executed by that person shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. The transferee of any shares sold shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity in, or invalidity of, the proceedings relating to the sale.

95.  Proceeds of Sale
     ----------------

     The net proceeds of sale or purchase of shares pursuant to Bye-law 93 shall belong to the Company which, for the period of six years after the transfer or purchase, shall be obliged to account to the former Member or other Person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former Member or other Person in the books of the Company as a creditor for such amount. No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the Board from time to time thinks fit. After the said six-year period has passed, the net proceeds of share shall become the property of the Company, absolutely, and any rights of the former Member or other Person previously entitled as aforesaid shall terminate completely.


                                  WINDING-UP
                                  ----------

96.  Determination to liquidate
     --------------------------

     Subject to the Act, the Company shall be wound up voluntarily by resolution of the Members; provided, that the Board shall have the power to present any petition and make application in connection with the winding up or liquidation of the Company.

97.  Winding-up/distribution by liquidator
     -------------------------------------

     If the Company shall be wound up the liquidator may, with the sanction of a resolution of the Members, divide among the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

                            ALTERATION OF BYE-LAWS
                            ----------------------

98.  Alteration of Bye-laws
     ----------------------

     No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and confirmed by a resolution of the Members. Paragraph (b) of Bye-law 11 and all of Bye-law 12 shall not be rescinded, altered or amended and no new Bye-law inconsistent with such existing Bye-laws shall be made until the same has been approved by a resolution of the Board and confirmed by a resolution of Members holding at least sixty-six and two-thirds percent (66 2/3 %) of the issued and outstanding share capital of the Company.

                                     ******
                                      ***
                                       *